                                                                    EXHIBIT 99.1


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[LITTLEFUSE LOGO]                                                           NEWS
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                                         Littlefuse, Inc.
                                         ---------------------------------------
                                         800 East Northwest Highway
                                         ---------------------------------------
                                         Des Plaines, IL 60016
                                         ---------------------------------------
                                         (847) 824-1188 o (847) 391-0894 - FAX #
                                         ---------------------------------------


NEWS RELEASE

CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566


               LITTELFUSE REPORTS FOURTH QUARTER AND 2003 RESULTS

         DES PLAINES, ILLINOIS, FEBRUARY 3, 2004 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today reported sales and earnings for the fourth quarter and full year of 2003.

         Sales for the fourth quarter of 2003 were $102.0 million, a 47% increase from sales of $69.3 million in the fourth quarter of 2002. Teccor Electronics, which was acquired on July 7, 2003, contributed $21.1 million in sales for the quarter. Diluted earnings per share were $0.19 in the fourth quarter of 2003, including a $0.09 charge related to downsizing the company's Ireland operation, compared to earnings of $0.12 per diluted share for the fourth quarter of 2002.

         "We are pleased with the recent operating trends in our businesses and in particular with the smooth integration and better than expected financial performance of Teccor," said Howard B. Witt, Chairman, President and Chief Executive Officer. "Our strong top-line growth and continued margin improvement are evidence that we have positioned the company well for the economic recovery which now appears to be underway."

         For the full year 2003, sales were $339.4 million, a 20% increase from sales of $283.3 million in 2002. Diluted earnings per share for 2003 increased to $0.70 compared to $0.44 in 2002.

         By geographic segment, sales for the fourth quarter of 2003 compared to the prior year period were up 49% in the Americas, 27% in Europe and 58% in Asia. These sales increases were driven by the addition of Teccor, the beginning of a broad-based economic recovery, an extra week in the fourth quarter of 2003 and favorable currency effects.

         Excluding the Teccor acquisition, sales for the fourth quarter were up 17% over the prior year period. Each of the three markets contributed to the revenue growth, with electronics up 22%, automotive up 11% and electrical up 11%. Favorable currency effects contributed 5 percentage points to the overall growth rate, with electronic and automotive benefiting 5 points and 6 points respectively.

          "In our electronics market, the strength we have been seeing throughout the year in Asia related to consumer electronics, notebook computers and handheld products has now broadened to include other



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markets, such as telecom and industrial, and both the North American and
European regions," said Witt. "In the fourth quarter, we also saw positive year-over-year revenue comparisons in both automotive and electrical for the first time this year," added Witt.

          "Teccor was approximately $.04 accretive to earnings per share for the quarter due to higher than expected volume and excellent progress on cost reduction and other integration initiatives," said Phil Franklin, Vice President, Operations Support and Chief Financial Officer. "In addition, margins for the base Littelfuse business continue to improve, reflecting the recently completed cost reduction programs, favorable currency impacts and higher overhead absorption resulting from increasing production volumes," added Franklin.

          "Cash flow for the year was outstanding as we generated $47.2 million of cash from operating activities, even after a pension contribution of $3.0 million in December. This easily exceeded last year's record operating cash performance of $40.8 million," said Franklin. "Improving margins and increased inventory and receivables turnover were the major contributors."

          "Looking ahead to 2004, we are anticipating high single digit growth in our electronics market, whereas the automotive and electrical markets are expected to grow in the lower single digits," said Franklin. "In our ongoing push for cost savings, we will initiate a series of projects in 2004 to further consolidate and reduce costs in our global manufacturing and distribution operations. These and other programs are expected to generate sufficient cost savings to more than offset price erosion in 2004. At the same time, we plan to increase R&D spending to accelerate new product development, which will help to drive our future top-line growth. These programs collectively should move us toward our longer term corporate objective of a 15% pre-tax operating margin," added Franklin.

          "We have a clear strategy to be the world leader in circuit protection and now have in place the management team, the product portfolio and the cost position to execute on the strategy," said Witt. "Without question there is more work to do, but our recent financial performance indicates that we are on the right track."

          Littelfuse will host a conference call today, Tuesday, February 3, 2004, at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the fourth quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through Tuesday, February 10, 2004, and can be accessed through the Web site listed above.


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Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines world headquarters, Littelfuse has manufacturing facilities in England, Ireland, Switzerland, Mexico, China and the Philippines, as well as in Des Plaines and Arcola, Illinois and Irving, Texas. It also has sales, engineering and distribution facilities in the Netherlands, Singapore, Hong Kong, Korea, Taiwan, Japan and Brazil.

For more information, please visit Littelfuse's web site at www.littelfuse.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.

CONTACT: Phil Franklin, Vice President, Operations Support & CFO (847) 391-0566



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                                LITTELFUSE, INC.
                          SALES BY MARKET AND GEOGRAPHY
                              (Dollars in millions)


                               FOURTH QUARTER                  YEAR-TO-DATE
                      ------------------------------   ------------------------------
                       2003       2002     % CHANGE     2003       2002      % CHANGE
                      ------     ------    --------    ------     ------     --------
MARKET
------
Electronics           $ 46.2     $ 38.0        22%     $165.5     $150.8         10%
Automotive              25.9       23.4        11%       98.3       98.3          0%
Electrical               8.8        7.9        11%       34.6       34.2          1%
                      ------     ------        --      ------     ------         --
         Subtotal       80.9       69.3        17%      298.4      283.3          5%
Teccor                  21.1                             41.0
                      ------     ------        --      ------     ------         --
         TOTAL        $102.0     $ 69.3        47%     $339.4     $283.3         20%
                      ======     ======        ==      ======     ======         ==




                               FOURTH QUARTER                  YEAR-TO-DATE
                      ------------------------------   ------------------------------
                       2003       2002     % CHANGE     2003       2002      % CHANGE
                      ------     ------    --------    ------     ------     --------
GEOGRAPHY
---------
Americas              $ 50.2     $ 33.8        49%     $167.4     $148.1         13%
Europe                  17.4       13.7        27%       61.1       51.2         19%
Asia Pacific            34.4       21.8        58%      110.9       84.0         32%
                      ------     ------        --      ------     ------         --
         TOTAL        $102.0     $ 69.3        47%     $339.4     $283.3         20%
                      ======     ======        ==      ======     ======         ==



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                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                              For the Three Months Ended    For the Twelve Months Ended
                                                              --------------------------    ---------------------------
                                                                 JAN 3,       Dec 28,           JAN 3,        Dec 28,
                                                                  2004          2002             2004           2002
                                                              ----------     ---------       -----------     ----------
Net sales ................................................     $ 101,963     $  69,273         $ 339,410     $ 283,267
Cost of sales ............................................        72,275        46,569           234,984       192,870
                                                               ---------     ---------         ---------     ---------
Gross profit .............................................        29,688        22,704           104,426        90,397
Selling, general and administrative
    expenses .............................................        19,130        16,395            68,579        65,365
Research and development expenses ........................         2,602         2,046             8,694         8,334
Amortization of intangibles ..............................           497           192             1,072           767
                                                               ---------     ---------         ---------     ---------
Operating income .........................................         7,459         4,071            26,081        15,931
Interest expense .........................................           451           482             2,045         2,653
Other (income) expense ...................................           459          (380)               68        (1,753)
                                                               ---------     ---------         ---------     ---------
Income before income taxes ...............................         6,549         3,969            23,968        15,031

Income taxes .............................................         2,358         1,429             8,629         5,411
                                                               ---------     ---------         ---------     ---------
Net income ...............................................     $   4,191     $   2,540         $  15,339     $   9,620
                                                               =========     =========         =========     =========
Net income per share:
    Basic ................................................     $    0.19     $    0.12         $    0.70     $    0.44
                                                               =========     =========         =========     =========
    Diluted ..............................................     $    0.19     $    0.12         $    0.70     $    0.44
                                                               =========     =========         =========     =========

Weighted average shares and equivalent shares outstanding:
    Basic ................................................        21,958        21,857            21,881        21,858
                                                               =========     =========         =========     =========
    Diluted ..............................................        22,119        21,910            21,945        21,971
                                                               =========     =========         =========     =========



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                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)



                                                     JANUARY 3, 2004      December 28, 2002
                                                     ---------------      -----------------
ASSETS:
Cash and cash equivalents ........................       $ 22,128             $ 27,750
Short-term investments ...........................              -                8,806
Receivables ......................................         52,149               40,810
Inventories ......................................         52,598               44,533
Other current assets .............................         21,797               15,146
                                                         --------             --------

Total current assets .............................        148,672              137,045

Property, plant, and equipment, net ..............         98,274               81,122
Reorganization value, net ........................         27,265               27,665
Other intangible assets, net .....................         33,526               28,291
Other assets .....................................          3,365                3,355
                                                         --------             --------

                                                         $311,102             $277,478
                                                         ========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt ............................       $ 64,909             $ 41,308
Current portion of long-term debt ................         18,496               18,994
                                                         --------             --------
Total current liabilities ........................         83,405               60,302
Long-term debt ...................................         10,201               20,252
Deferred liabilities .............................              -                1,713
Accrued post-retirement benefits .................          4,564                9,027
Other long-term liabilities ......................          1,215                  473
Shareholders' equity .............................        211,717              185,711
                                                         --------             --------
    Shares issued and outstanding
    at Jan 3, 2004: 22,002,119 ...................       $311,102             $277,478
                                                         ========             ========


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                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)

                                                                    For the Three Months Ended      For the Twelve Months Ended
                                                                    --------------------------      ----------------------------
                                                                     JAN 3,           Dec 28,         JAN 3,           Dec 28,
                                                                      2004             2002            2004              2002
                                                                    --------         ---------       --------         ----------
Operating activities:
Net income ......................................................   $  4,191         $  2,540          $ 15,339         $  9,620
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ...............................................      6,172            4,904            20,029           18,137
     Amortization ...............................................        497              192             1,072              767
Changes in operating assets and liabilities:
     Accounts receivable ........................................      4,995            9,747               387            2,794
     Inventories ................................................      4,277             (257)            5,865            4,762
     Accounts payable and accrued expenses ......................     (4,005)          (2,185)            1,809
     Other, net .................................................      4,149              790             2,718            1,382
                                                                    --------         --------          --------         --------

Net cash provided by operating activities .......................     20,276           15,731            47,219           40,758
Cash used in investing activities:
Purchases of property, plant, and equipment, net ................     (2,329)          (3,175)          (14,041)          (8,360)
Acquisitions, net of cash acquired ..............................        (94)               -           (44,590)         (15,031)
Sale (purchase) of marketable securities, net ...................          -             (612)            8,806           (8,806)
                                                                    --------         --------          --------         --------
Net cash used in investing activities ...........................     (2,423)          (3,787)          (49,825)         (32,197)

Cash used in financing activities:
     Proceeds from long-term debt ...............................          -              112            30,500              112
     Payments of long-term debt .................................    (12,005)          (1,264)          (41,996)         (13,130)
     Proceeds (purchases) from exercise of stock
       options and warrants, net ................................      5,882           (2,163)            6,864           (1,942)
                                                                    --------         --------          --------         --------

Net cash used in financing activities ...........................     (6,123)          (3,315)           (4,632)         (14,960)
Effect of exchange rate changes on cash .........................       (340)           1,063             1,616             (378)
                                                                    --------         --------          --------         --------
Increase/(decrease) in cash and cash equivalents ................     11,390            9,692            (5,622)          (6,777)
Cash and cash equivalents at beginning of period ................     10,738           18,058            27,750           34,527
                                                                    --------         --------          --------         --------
Cash and cash equivalents at end of period ......................   $ 22,128         $ 27,750          $ 22,128         $ 27,750
                                                                    ========         ========          ========         ========


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